Exhibit 10.1
Execution Version

Deutsche Bank

Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St,
London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: (212) 250-2500

DATE:    September 3, 2014

TO:    NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, NY 10022
ATTENTION:    Albert Tylis, President
FACSIMILE:    01 212 547 2600

FROM:    Deutsche Bank AG, London Branch
TELEPHONE:    44 20 7545 0556
FACSIMILE:    44 11 3336 2009

SUBJECT:    Registered Forward Transaction

REFERENCE NUMBER(S):    597527

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between Deutsche Bank AG, London Branch (“Deutsche”) and NorthStar Realty Finance Corp. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. This Confirmation constitutes the entire agreement and understanding of the parties with respect to the subject matter and terms of the Transaction and supersedes all prior or contemporaneous written and oral communications with respect thereto.
DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS TRANSACTION BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

Chairman of the Supervisory Board: Dr. Paul Achleitner.

Management Board: Jürgen Fitschen (Co-Chairman), Anshu Jain (Co-Chairman), Stefan Krause, Stephan Leithner, Stuart Lewis, Rainer Neske and Henry Ritchotte.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervising Authority) and by the Prudential Regulation Authority and subject to limited regulation by the Prudential Regulation Authority and Financial Conduct Authority. Deutsche Bank AG, London Branch is a member of the London Stock Exchange. Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration in England and Wales BR000005; Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. Details about the extent of our authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority are available on request or from https://www.db.com/en/content/eu_disclosures_uk.htm.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.
This Confirmation evidences a complete and binding agreement between Deutsche and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Deutsche and Counterparty had executed an agreement in such form (without any Schedule except for the election of United States dollars (“USD”) as the Termination Currency and such other elections set forth in this Confirmation). In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that, other than the Transaction to which this Confirmation relates, no other Transaction shall be governed by the Agreement. The parties also acknowledge that the Transaction to which this Confirmation relates is not governed by, and shall not be treated as a Transaction under, any other ISDA Master Agreement entered into between Deutsche and Counterparty from time to time.

The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:
Trade Date:	September 3, 2014
Effective Date:	September 9, 2014
Seller:	Counterparty
Buyer:	Deutsche
Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “NRF”)
Number of Shares:
Initially 22,500,000 Shares; provided, that (i) the Number of Shares shall be increased on each Date of Delivery (as defined in the Underwriting Agreement (as defined below)) by the number of Borrowed Option Shares (as such term is defined in the Underwriting Agreement) purchased by the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 1(b) of the Underwriting Agreement (the “Additional Shares”); (ii) the Number of Shares shall be reduced by the number of Company Top-Up Initial Shares (as defined in the Underwriting Agreement); and (iii) on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Initial Forward Price:	USD 17.95 per Share
Forward Price:	(a) On the Effective Date, the Initial Forward Price; and

2

(b) on each calendar day thereafter, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date; provided further that, if the Number of Shares is increased in respect of any Borrowed Option Shares, the Forward Price shall be adjusted by the Calculation Agent on the Date of Delivery for such Borrowed Option Shares to account for the fact that this clause (b) shall not apply prior to such Date of Delivery with respect to the number of Shares by which the Number of Shares has been so increased.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) USD-Federal Funds Rate for such day minus (b) the Stock Loan Rate divided by (ii) 365.
USD-Federal Funds Rate:
For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Stock Loan Rate:
The stock loan cost (expressed as a rate) for the Shares incurred from time to time by Deutsche as determined by Deutsche. On a periodic basis, but no less frequently than once per month, Deutsche will provide to Counterparty, by e-mail to the e-mail address provided by Counterparty herein, a report (in a commonly used file format for the storage and manipulation of financial data), in reasonable detail, of its determination of the Stock Loan Rate for the preceding period; provided that Deutsche shall not be obligated to disclose any information used by it for such determination that it reasonably determines is proprietary or confidential.

Prepayment:	Not Applicable
Forward Price Reduction Dates:	The record date for any payment of a cash dividend by Counterparty.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, USD 0.40.
Exchange:	The New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company
Market Disruption Event:
Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof, and by replacing the words “or (iii) an Early Closure.” with “(iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material.”

3

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Settlement:
Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)
Settlement Date:
Any Scheduled Trading Day following the Effective Date up to and including the Final Date that is either:
(a) designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) delivered to Deutsche (i) no later than 10:00 a.m. (New York City time) on the Scheduled Trading Day preceding the Settlement Date, if Physical Settlement applies, and (ii) no less than a number of Scheduled Trading Days equal to (x) the number of Settlement Shares divided by 900,000, plus (y) three (rounded up to the nearest integer in the event such calculation results in a fractional number) prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Stock Settlement applies; provided that, if Cash Settlement or Net Stock Settlement applies, any Settlement Date, including a Settlement Date on the scheduled Final Date, shall be deferred until the third Scheduled Trading Day following the date on which Deutsche is able to completely unwind its hedge with respect to the Settlement Shares if Deutsche is unable to completely unwind its hedge with respect to the Settlement Shares during the Unwind Period due to a Market Disruption Event or Liquidity Event; provided further that, if Deutsche shall fully unwind its hedge with respect to the Settlement Shares during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Deutsche may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or
 (b) designated by Deutsche as a Settlement Date pursuant to the “Acceleration Events” provisions below;
provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero; provided further that, if any Settlement Date specified above is not an Exchange Business Day, the Settlement Date shall instead be the next Exchange Business Day; and provided further that, following the occurrence of at least three consecutive Suspension Days during an Unwind Period and while such Suspension Days are continuing, Deutsche may designate any subsequent Exchange Business Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Deutsche has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Suspension Day.

4

Final Date:	March 4, 2015 (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)
Regulatory Disruption:
A “Regulatory Disruption” shall occur if Deutsche determines in its reasonable discretion, based on the advice of outside counsel of national standing, that it is appropriate in light of legal, regulatory or self-regulatory requirements or related policies or procedures that generally apply to transactions of a nature and kind similar to the Transaction for it to refrain from all or any part of the market activity in which it would otherwise engage in connection with the Transaction, including without limitation as a result of restrictions set forth under Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Deutsche shall notify Counterparty if it makes any such determination based on advice of outside counsel of national standing within two Scheduled Trading Days of making such determination.

Liquidity Event:	A “Liquidity Event” shall occur if Deutsche determines on any day the trading volume or liquidity of trading in the Shares is materially reduced from levels prevailing on the Trade Date.
Settlement Shares:
(a) With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated pursuant to the “Acceleration Events” provisions below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 1,000,000 and the Number of Shares at that time; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;
in each case with the Number of Shares determined taking into account pending Settlement Shares.
Settlement Method Election:
Physical Settlement, Cash Settlement or Net Stock Settlement, at the election of Counterparty, in its sole discretion, as set forth in a Settlement Notice; provided that, if Counterparty elects Cash Settlement or Net Stock Settlement, it shall be deemed to have repeated the representations contained under “Securities Laws Representations and Agreements” below; provided further that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) to any Settlement Shares with respect to which Deutsche does not unwind its hedge positions prior to the Final Date as a result of a Regulatory Disruption or a Liquidity Event or (iii) to any Settlement Date designated by Deutsche pursuant to “Acceleration Events” below.

Physical Settlement:
If Physical Settlement is applicable, then Counterparty shall deliver to Deutsche through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Deutsche shall pay to Counterparty, by transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis.

Physical Settlement Amount:
For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on such Settlement Date multiplied by (b) 0.995, multiplied by (c) the Settlement Shares for such Settlement Date.

5

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is (i) a positive number, Deutsche will pay the Cash Settlement Amount to Counterparty by transfer of immediately available funds to an account designated by Counterparty and (ii) if the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Deutsche by transfer of immediately available funds to an account designated by Deutsche. Such amounts shall be paid on such Settlement Date.

Cash Settlement Amount:
An amount determined by the Calculation Agent equal to: (i)(A) the weighted average (weighted on the same basis as clause (C)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, it being understood, for the avoidance of doubt, that the related Forward Price Reduction Amount(s) shall be accounted for pursuant to clause (iii) below) multiplied by (B) 0.995, minus (C) the weighted average price (the “Unwind Purchase Price”) at which Deutsche purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Suspension Day or Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Stock Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for such Settlement Date minus (iii) the product of (A) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (B) the number of Settlement Shares with respect to which Deutsche has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Stock Settlement:
On any Settlement Date in respect of which Net Stock Settlement applies, if the Cash Settlement Amount is a (i) positive number, Deutsche shall deliver a number of Shares to Counterparty equal to the Net Stock Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Deutsche equal to the Net Stock Settlement Shares; provided that, if Deutsche determines in its good faith judgment that it would be required to deliver Net Stock Settlement Shares to Counterparty, Deutsche may elect to deliver a portion of such Net Stock Settlement Shares on one or more dates prior to the applicable Settlement Date. In no event will Counterparty be required to return any Net Stock Settlement Shares that Deutsche has delivered to it pursuant to the proviso to the immediately preceding sentence.

Net Stock Settlement Shares:
With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:
The period from and including the first Exchange Business Day following the date Counterparty elects Cash Settlement or Net Stock Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date (as such date may be changed by Deutsche as described in the first proviso in clause (a) of the definition of Settlement Date above and provided that Deutsche may truncate any Unwind Period pending (and reduce the Settlement Shares for such Unwind Period to the portion thereof, if any, for which Deutsche has determined an Unwind Purchase Price) at the time Deutsche designates a Settlement Date pursuant to the “Acceleration Events” provisions below, effective upon such designation).

6

Suspension Day:
Any Scheduled Trading Day on which Deutsche reasonably determines based on the advice of outside counsel of national standing that it is appropriate or necessary in light of legal, regulatory or self-regulatory requirements or related policies or procedures for Deutsche to refrain from the market activity in which it would otherwise engage in connection its hedge positions with respect to the Transaction on such day, including without limitation as a result of restrictions set forth under Rule 10b-18 of the Exchange Act. Deutsche shall notify Counterparty within two Scheduled Trading Days of making any such determination.

Share Cap:
In no event will Counterparty be required to deliver to Deutsche on any Settlement Date, whether pursuant to Physical Settlement, Net Stock Settlement, any Private Placement Settlement or any Registration Settlement, a number of Shares in excess of (i) (A) 45,000,000 Shares plus (B) the number of Additional Shares multiplied by 2, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Deutsche hereunder prior to such Settlement Date.

Adjustments:
Method of Adjustment:	Calculation Agent Adjustment
Extraordinary Events:
New Shares:
In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in (i) shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors)”.

Consequences of Merger Events:
(a) Share-for-Share:	Calculation Agent Adjustment
(b) Share-for-Other:	Cancellation and Payment
(c) Share-for-Combined:	Component Adjustment
Tender Offer:	Applicable
Consequences of Tender Offers:
(a) Share-for-Share:	Calculation Agent Adjustment
(b) Share-for-Other:	Calculation Agent Adjustment
(c) Share-for-Combined:	Calculation Agent Adjustment
Composition of Combined Consideration:	As reasonably determined by the Calculation Agent.

7

Nationalization, Insolvency or Delisting:	Subject to “Insolvency Filing” below, Cancellation and Payment

In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Determining Party:
For all applicable Extraordinary Events, Deutsche; provided that all calculations, adjustments, specifications, choices and determinations by the Determining Party shall be made in good faith and in a commercially reasonable manner. The parties agree that they will work reasonably to resolve any disputes.

Additional Disruption Events:
Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (ii) immediately following the words “taxing authority)” in clause (A) thereof, adding the phrase “, in each case, the application of which directly or indirectly affects the Transaction or equity derivative transactions with substantially similar characteristics”, (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (iv) replacing the word “Shares” with “Hedge Positions” in clause (X) thereof.
The parties agree that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority, in each case, the application of which directly or indirectly affects the Transaction or equity derivative transactions with substantially similar characteristics), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date.

Failure to Deliver:	Applicable only if the Settlement Method is Net Stock Settlement and the Cash Settlement Amount is a positive number.
Insolvency Filing:
Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”) in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that the Transaction is a contract for the issuance of Shares by the Issuer.

8

Hedging Disruption:	Applicable
Increased Cost of Hedging:	Applicable
Loss of Stock Borrow:	Applicable
Maximum Stock Loan Rate:	300 basis points per annum
Hedging Party:	For all applicable Additional Disruption Events, Deutsche.
Determining Party:	For all applicable Additional Disruption Events, Deutsche.
Acknowledgments:
Non-Reliance:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable
Additional Acknowledgments:	Applicable
Calculation Agent:
Deutsche. Following any determination or calculation by the Calculation Agent hereunder, in its capacity as such, upon request by Counterparty, the Calculation Agent will provide to Counterparty, by e-mail to the e-mail address provided by Counterparty herein, a report (in a commonly used file format for the storage and manipulation of financial data) displaying, in reasonable detail, the basis for any such determination or calculation, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

Account Details:
(a) Account for delivery of Shares to Deutsche:	To be furnished
(b) Account for payments to Counterparty:	To be furnished
(c) Account for payments to Deutsche:	Bank of New York ABA 021-000-018 Deutsche Bank Securities, Inc. A/C 8900327634 FFC: To be provided by Deutsche
Offices:
The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.
The Office of Deutsche for the Transaction is: Deutsche Bank AG, London Branch 1 Great Winchester Street Winchester House London EC2N 2DB

9

Notices: For purposes of this Confirmation:
(a)    Address for notices or communications to Counterparty:

NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, NY 10022
Attention: Albert Tylis, President
                                 Ron Lieberman, General Counsel

Telephone: (212) 547 2600
Email: tylis@nrfc.com
rlieberman@nrfc.com

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Robert W. Downes

Telephone: (212) 558-4312
Email: downesr@sullcrom.com

(b)    Address for notices or communications to Deutsche:

Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention: Paul Stowell
                                  Bethany Snoby
Telephone: (212) 250-6270
                                   (212) 250-5384
Email: paul.stowell@db.com
                             bethany.snoby@db.com

with a copy to:

Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention: Lars Kestner

Telephone: (212) 250-6043
Email: lars.kestner@db.com

Effectiveness; Underwriting Agreement; Interpretive Letter.
Conditions to Effectiveness. Deutsche’s obligations under this Confirmation shall be subject to (i) the condition that the representations and warranties of Counterparty contained in the underwriting agreement dated as of September 3, 2014 among Counterparty, Deutsche, Deutsche Bank Securities Inc. and each of the underwriters party thereto (the

10

“Underwriting Agreement”) are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Counterparty has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the satisfaction or waiver of all of the conditions set forth in Section 6 of the Underwriting Agreement, and (iv) the condition that the Underwriting Agreement has not been terminated pursuant to Section 7 or Section 8 thereof.
Underwriting Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Deutsche or its affiliates delivers a prospectus supplement in connection with a sale to hedge the Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Underwriting Agreement. Counterparty hereby agrees to comply with its covenants contained in the Underwriting Agreement as if such covenants were made in favor of Deutsche.
Interpretive Letter. Counterparty agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees that, with respect to the foregoing, Counterparty has filed a registration statement on Form S-3 with respect to the “maximum number of shares” (as such term is described in the Interpretive Letter) and appropriate undertakings under Rule 415 under the Securities Act, including, but not limited to, Rule 415(a)(4). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Underwriting Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M (“Regulation M”) promulgated under the Exchange Act.
Agreements and Acknowledgments Regarding Shares:

(i)
Counterparty agrees and acknowledges that, in respect of any Shares delivered to Deutsche hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance (excluding those created by Deutsche or resulting from Deutsche’s status) and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii)
Counterparty agrees and acknowledges that Deutsche will hedge its exposure to the Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the full Number of Shares) delivered by Counterparty to Deutsche in connection with the Transaction may be used by Deutsche to return to securities lenders without further registration under the Securities Act. Accordingly, Counterparty agrees that the Shares that it delivers to Deutsche on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)
Counterparty has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance (excluding those created by Deutsche or resulting from Deutsche’s status), authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under the Transaction.

(iv)
Unless the provisions set forth below under “Private Placement and Registration Procedures” are applicable, Deutsche agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans with respect to the Shares.

11

(v)
In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Stock Settlement of the Transaction, Deutsche shall use its good faith efforts to comply, or cause compliance, with the provisions of Rule 10b-18 under the Exchange Act as if such provisions were applicable to such purchases.

Securities Laws Representations and Agreements:

(i)
Counterparty represents to Deutsche on the Trade Date and on any date that Counterparty notifies Deutsche that Cash Settlement, Net Stock Settlement or Alternative Settlement under “Alternative Settlement” below applies to the Transaction, that (a) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and (b) it has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with the Transaction. In addition to any other requirement set forth herein, Counterparty agrees not to designate any Settlement Date or elect Alternative Settlement under “Alternative Settlement” below if settlement in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii)
It is the intent of Deutsche and Counterparty that following any election of Cash Settlement or Net Stock Settlement by Counterparty, the purchase of Shares by Deutsche during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c).

Counterparty acknowledges that (a) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Deutsche (or its agent or affiliate) in connection with this Confirmation and (b) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws, including, without limitation, Rule 10b-5 promulgated under the Exchange Act.
Counterparty hereby agrees with Deutsche that during any Unwind Period Counterparty shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Equity Derivatives Group Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Counterparty or the Shares that (x) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Counterparty to its shareholders or in a press release, or contained in a public filing made by Counterparty with the Securities and Exchange Commission and (y) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, significant merger or acquisition proposals or agreements, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of the Transaction, “Equity Derivatives Group Personnel” means any employee of Deutsche or its affiliates who effects purchases or sales of Shares in connection with this Agreement.

(iii)
Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Deutsche of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception

12

contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of such Unwind Period and during the calendar week in which the first day of such Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv)
During any Unwind Period, Counterparty shall (a) notify Deutsche prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Deutsche following any such announcement that such announcement has been made, and (c) promptly deliver to Deutsche following the making of any such announcement information indicating (1) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (2) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, during any Unwind Period, Counterparty shall promptly notify Deutsche of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v)
Neither Counterparty nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Deutsche or any of its affiliates in connection with any Cash Settlement or Net Stock Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty.

(vi)	Counterparty shall not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii)
Counterparty is not entering into this Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) in violation of the Exchange Act.

(viii)	Counterparty is not and, after giving effect to the Transaction, will not be an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(ix)
Counterparty agrees that it shall use its good faith efforts, upon obtaining actual knowledge of the occurrence of any event that would, with the giving of notice, the passage of time or the satisfaction of any condition, constitute an Event of Default, a Potential Event of Default, a Termination Event in respect of which it is an Affected Party, a Potential Adjustment Event, an Extraordinary Event or an Additional Disruption Event, to notify Deutsche within two Scheduled Trading Days of the occurrence of obtaining such actual knowledge; provided, however, that should Counterparty be in possession of Material Non-Public Information regarding itself or the Shares, Counterparty shall not communicate such information to Deutsche in connection with this Transaction.

(x)
Counterparty represents and warrants to Deutsche as of the date hereof, and as of any date on which Counterparty makes payment to Deutsche in connection with any settlement hereunder, that it is solvent and

13

able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the business in which it engages.
Miscellaneous:
Acceleration Events.

(i)
Dividends. If on any day after the Trade Date and prior to the final settlement of the Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (a) any cash dividend other than a regular quarterly cash dividend to holders of record in an amount equal to the Forward Price Reduction Amount, (b) share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or similar transaction, (c) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined by Deutsche or (d) any Extraordinary Dividend, then Deutsche shall be entitled to designate any Scheduled Trading Day prior to the date the Number of Shares is first reduced to zero to be a Settlement Date by providing Counterparty notice thereof no later than 10:00 a.m. (New York City time) on the Scheduled Trading Day preceding such Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date.

(ii)
Stock Price Event. If at any time after the Trade Date the traded price per Share on the Exchange is less than or equal to USD 8.97, then Deutsche shall be entitled at any time thereafter to designate one or more Scheduled Trading Days prior to the date the Number of Shares is first reduced to zero to be a Settlement Date, by providing Counterparty notice thereof no later than 10:00 a.m. (New York City time) on the Scheduled Trading Day preceding such Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date.

(iii)
Announcement of Extraordinary Event. If on any day after the Trade Date, any event is announced that, if consummated, would constitute an Extraordinary Event, then Deutsche shall be entitled to designate any Scheduled Trading Day prior to the date the Number of Shares is first reduced to zero to be a Settlement Date by providing Counterparty notice thereof no later than 10:00 a.m. (New York City time) on the Scheduled Trading Day preceding such Settlement Date, and to designate the number of Settlement Shares for the relevant Settlement Date.

(iv)
ISDA Termination. In lieu of (a) designating an Early Termination Date as the result of an Event of Default or Termination Event, (b) terminating the Transaction and determining a Cancellation Amount as the result of an Additional Disruption Event, or (c) terminating the Transaction and determining an amount payable in connection with an Extraordinary Event to which Cancellation and Payment would otherwise be applicable, Deutsche shall be entitled to designate any Scheduled Trading Day prior to the date the Number of Shares is first reduced to zero to be a Settlement Date with respect to the Number of Shares as the Settlement Shares.

(v)
Termination Settlement. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, if a Settlement Date is designated by Deutsche as the result of one of the foregoing sub-paragraphs (i) through (iv), Physical Settlement shall apply to the relevant Settlement Shares.

Private Placement and Registration Procedures. If Counterparty notifies Deutsche that it is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Deutsche notifies Counterparty that in the opinion of outside counsel of national standing any Shares to be delivered to Deutsche by

14

Counterparty may not be freely returned by Deutsche to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act (the date such notification is effective being the “Determination Date”), then Counterparty may elect to effect the delivery of any such Shares (the “Restricted Shares”) pursuant to either clause (i) or (ii) below, unless waived by Deutsche, on the later of (A)(1) if Private Placement Settlement is applicable, the tenth Scheduled Trading Day following the Determination Date or (2) if Registration Settlement is applicable, the 30th calendar day following the Determination Date (or if such day is not a Clearance System Business Day, the next Clearance System Business Day), (B) the date such delivery would otherwise be due pursuant to the terms of this Confirmation and (C) the Clearance System Business Day following notice by Deutsche to Counterparty of the number of Shares to be delivered pursuant to these “Private Placement and Registration Procedures”; provided that if Counterparty does not so elect within three Scheduled Trading Days of the Determination Date, Counterparty shall be deemed to have elected clause (i) below.

(i)
If Counterparty elects to settle the Transaction with Restricted Shares (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Deutsche; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Deutsche (or any affiliate designated by Deutsche) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Deutsche (or any such affiliate of Deutsche). The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Deutsche, due diligence rights (for Deutsche or any designated buyer of the Restricted Shares by Deutsche), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Deutsche. In the case of a Private Placement Settlement, Deutsche shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Deutsche hereunder in a commercially reasonable manner to reflect the fact that (A) such Restricted Shares may not be freely returned to securities lenders by Deutsche and may only be saleable by Deutsche at a discount to reflect the lack of liquidity in Restricted Shares and (B) Deutsche will incur carrying costs and other costs in connection with its hedge unwind activity relating to such Private Placement Settlement; provided that in no event will Counterparty be required to deliver to Deutsche a number of Restricted Shares in excess of the Share Cap minus the aggregate number of Shares delivered by Counterparty to Deutsche under the Transaction prior to such date of delivery.

If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Deutsche and its affiliates and (B) after the “holding period” specified in Rule 144(d)(ii) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Deutsche (or such affiliate of Deutsche) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Deutsche or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Deutsche (or such affiliate of Deutsche).

(ii)
If Counterparty elects to settle the Transaction pursuant to this clause (ii) (a “Registration Settlement”), then Counterparty shall promptly (but in any event no later than the Scheduled Trading Day immediately prior to the date delivery of the Shares is due pursuant to the terms of these “Private Placement and Registration Procedures”) file and use its commercially reasonable efforts to make effective under the Securities Act a

15

registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Deutsche, to cover the resale of Restricted Shares (the “Registered Shares”) in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts, commissions, indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Deutsche. If Deutsche, in its reasonable discretion, is not satisfied with such procedures and documentation or if a Settlement Date is designated by Deutsche pursuant to the “Acceleration Events” provisions above, Private Placement Settlement shall apply notwithstanding any election to the contrary and Counterparty shall effect delivery of Restricted Shares by the tenth Scheduled Trading Day following notification from Deutsche. In the case of a Registration Settlement, the Calculation Agent shall adjust the amount of Registered Shares to be delivered to Deutsche hereunder to reflect the fact that Deutsche will incur carrying costs and other costs in connection with its hedge unwind activity relating to such Registered Settlement; provided that in no event will Counterparty be required to deliver to Deutsche a number of Registered Shares in excess of the Share Cap minus the aggregate number of Shares delivered by Counterparty to Deutsche under the Transaction prior to such date of delivery.
Indemnity. Counterparty agrees to indemnify Deutsche and its affiliates and their respective directors, officers, employees, agents and controlling persons (Deutsche and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under the Transaction, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement or the consummation of the transactions contemplated hereby and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent resulting from Deutsche’s gross negligence or willful misconduct.
Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEUTSCHE HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEUTSCHE, DBSI, OR COUNTERPARTY IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
Governing Law/Jurisdiction. This Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through DBSI. In addition, all notices, demands and communications of any kind relating to the Transaction between Deutsche and Counterparty shall be transmitted exclusively through DBSI. Nothing in this paragraph shall relieve Deutsche of its obligations hereunder to make deliveries or provide any notices, demands or other communications in accordance with the terms hereof.
Alternative Settlement. If Counterparty owes Deutsche any amount in connection with the Transaction pursuant to Section 12.7 or 12.9 of the Equity Definitions (except in the case of an Extraordinary Event in which the consideration

16

or proceeds to be paid to holders of Shares as a result of such event consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the case of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than (x) an Event of Default of the type described in Section 5(a)(iii), (v), (vi) or (vii) of the Agreement or (y) a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), or (v) of the Agreement that in the case of either (x) or (y) resulted from an event or events outside Counterparty’s control) (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to satisfy any such Payment Obligation by delivery of Termination Delivery Units (as defined below) by giving irrevocable telephonic notice to Deutsche, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 a.m. and 4:00 p.m. New York time on the Closing Date, Early Termination Date or other date of termination or cancellation, as applicable (“Notice of Termination Delivery”). Upon Notice of Termination Delivery, Counterparty shall deliver to Deutsche a number of Termination Delivery Units having a cash value equal to the amount of such Payment Obligation (such number of Termination Delivery Units to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner, taking into account whether the Termination Delivery Units so delivered are freely tradable). Settlement relating to any delivery of Termination Delivery Units pursuant to this provision shall occur within three Scheduled Trading Days. “Termination Delivery Unit” means (A) in the case of a Termination Event, an Event of Default or an Extraordinary Event (other than an Insolvency, Nationalization, Merger Event or Tender Offer), one Share or (B) in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer; provided that if such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.
Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Deutsche and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.
Right to Extend. Deutsche may postpone any Settlement Date to which Cash Settlement or Net Stock Settlement shall apply or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Deutsche determines, in its reasonable discretion, that such extension is reasonably necessary or appropriate to enable Deutsche to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Deutsche were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements, as determined by Deutsche based upon the advice of outside counsel of national standing. Notwithstanding the foregoing, Deutsche shall not have any right to postpone a Settlement Date to which Physical Settlement shall apply.
Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Deutsche shall not be entitled to receive Shares hereunder (whether in connection with the purchase of Shares on any Settlement Date or otherwise) to the extent (but only to the extent) that such receipt would result in (i) Deutsche and each person subject to aggregation of Shares with Deutsche under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Deutsche Group”) directly or indirectly beneficially owning (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Ownership Threshold”) or (ii) Deutsche and its affiliates having direct or indirect ownership or control at any time of a number of outstanding Shares in excess of the Ownership Limit. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Deutsche and its affiliates directly or indirectly so beneficially owning or so owning or controlling a number of Shares in excess of the Ownership Limit. If any delivery owed to Deutsche hereunder is not made, in whole or in part, as a result of this provision,

17

Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Deutsche gives notice to Counterparty that such delivery would not result in (i) Deutsche and its affiliates directly or indirectly so beneficially owning or so owning or controlling in excess of the Ownership Limit and (ii) the Deutsche Group directly or indirectly so beneficially owning or so owning or controlling in excess of the Ownership Threshold of Shares. “Ownership Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of any member of the Deutsche Group, or would result in an adverse effect on any such member, under any applicable law or Counterparty’s organizational documents, as determined by Deutsche in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.
Commodity Exchange Act. Each of Deutsche and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.
Securities Act. Each of Deutsche and Counterparty agrees and represents that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined under the Securities Act.
ERISA. Each of Deutsche and Counterparty agrees and represents that the assets used in the Transaction (a) are not assets of any “plan” (as such term is defined in Section 4975 of the U.S. Internal Revenue Code (the “Code”)) subject to Section 4975 of the Code or any “employee benefit plan” (as such term is defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Title I of ERISA, and (b) do not constitute “plan assets” (as such term is defined in Section 3(42) of ERISA).
Bankruptcy Status. Subject to Insolvency Filing above, Deutsche acknowledges and agrees that this Confirmation is not intended to convey to Deutsche rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Deutsche’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Deutsche’s rights in respect of any transaction other than the Transaction.
No Collateral. Notwithstanding any provision of this Confirmation or the Agreement, or any other agreement between the parties to the contrary, the parties acknowledge that the Transaction is not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to the Agreement. Without limiting the generality of the foregoing, the Transaction will not be considered to create obligations covered by any collateral credit support annex to the Agreement and will be disregarded for the purposes of calculating any exposures pursuant to any such annex.
Netting and Setoff. Deutsche agrees not to set-off or net amounts due from Counterparty with respect to the Transaction against amounts due from Deutsche to Counterparty under any obligations whether by operation of law or otherwise. Section 2(c) of the Agreement as it applies to payments due with respect to the Transaction shall remain in effect and is not subject to the first sentence of this provision.
Severability, Illegality. If compliance by either party with any provision of the Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of the Transaction shall not be invalidated, but shall remain in full force and effect.

18

Tax Representations.

(i)	For the purpose of Section 3(e) of the Agreement, each party makes the following representation:

(A)
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement.

(B)
In making this representation, a party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)    For the purpose of Section 3(f) of the Agreement:

(A)
Deutsche represents that the Transaction, entered into by Deutsche Bank AG, London branch acting through Deutsche Bank Securities Inc. or Deutsche Bank AG, New York branch, will be treated, solely for United States income tax purposes, as entered into by a United States corporation.

(B)	Counterparty represents that it is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

(iii)
For the purpose of Section 4(a)(i) of the Agreement, promptly upon execution of this Confirmation, Counterparty shall provide to Deutsche a valid and duly executed IRS Form W-9 (or any successor form) and any required attachments thereto.

(iv)
For the purpose of Section 4(a)(i) of the Agreement, promptly upon execution of this Confirmation, Deutsche shall provide to Counterparty a valid and duly executed IRS Form W-8IMY (or any successor form) from DBAG London branch and withholding statement with attached Form W-9 (or any successor form) from DBAG New York branch.

Change of Account. Section 2(b) of the Agreement is hereby amended by the addition after the word “delivery” in the first line thereof of the phrase “to another account in the same legal and tax jurisdiction”.
Tax Documents. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text: “upon the earlier of learning that any such form or document is required or”.
2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this paragraph (and references to “such party’s Adherence

19

Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into this Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to this Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Agreement. For the purposes of this paragraph:

(i)	Deutsche is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity;

(ii)
Deutsche and Counterparty may use a Third Party Service Provider, and each of Deutsche and Counterparty consents to such use including the communication of the relevant data in relation to Deutsche and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(iii)	The Local Business Days for such purposes in relation to Deutsche are New York and in relation to Counterparty are New York;

(iv)	The provisions in this paragraph shall survive the termination of this Transaction.

(v)	The following are the applicable email addresses.

Portfolio Data:	Deutsche: collateral.disputes@db.com
Counterparty: derivatives.disputes@nrfc.com

Notice of discrepancy:	Deutsche: collateral.disputes@db.com
Counterparty: derivatives.disputes@nrfc.com

Dispute Notice:	Deutsche: collateral.disputes@db.com
Counterparty: derivatives.disputes@nrfc.com

NFC Representation Protocol.
(i)The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this sub-paragraph (i) (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into this Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to this Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Agreement.
(ii)Counterparty confirms that it enters into this Agreement as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Counterparty shall promptly notify Deutsche of any change to its status as a party making the NFC Representation.
Transaction Reporting - Consent for Disclosure of Information. Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

20

(i)to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or
(ii)to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements.
For the purpose of this paragraph, “Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned and “Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.
Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity, and certain transaction and pricing data and may result in such information becoming available to the public or recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.
This Reporting Consent shall be deemed to constitute an agreement between the parties with respect to Disclosure in general and shall survive the termination of this Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.
[Signature Pages Follow]

21

Counterparty hereby confirms that the foregoing (in the exact form provided by Deutsche) correctly sets forth the terms of the agreement between Deutsche and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Deutsche.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Attorney in Fact

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Attorney in Fact

DEUTSCHE BANK SECURITIES INC.,
acting solely as agent in connection with the Transaction

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Managing Director

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Managing Director

Agreed and Accepted By:
NORTHSTAR REALTY FINANCE CORP.
By: /s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel & Secretary

[Signature Page to Registered Forward Transaction Confirmation]

Execution Version

Deutsche Bank

Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St,
London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: (212) 250-2500

DATE:    September 4, 2014

TO:    NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, NY 10022
ATTENTION:    Albert Tylis, President
FACSIMILE:    01 212 547 2600

FROM:    Deutsche Bank AG, London Branch
TELEPHONE:    44 20 7545 0556
FACSIMILE:    44 11 3336 2009

SUBJECT:    First Amendment to Registered Forward Transaction

REFERENCE NUMBER:    597527

The purpose of this letter agreement is to amend certain terms and conditions of the letter agreement between Deutsche Bank AG, London Branch (“Deutsche”) and NorthStar Realty Finance Corp. (“Counterparty”), dated as of September 3, 2014 (the “Confirmation”), as provided below. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Confirmation.
DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS TRANSACTION BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

Chairman of the Supervisory Board: Dr. Paul Achleitner.

Management Board: Jürgen Fitschen (Co-Chairman), Anshu Jain (Co-Chairman), Stefan Krause, Stephan Leithner, Stuart Lewis, Rainer Neske and Henry Ritchotte.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervising Authority) and by the Prudential Regulation Authority and subject to limited regulation by the Prudential Regulation Authority and Financial Conduct Authority. Deutsche Bank AG, London Branch is a member of the London Stock Exchange. Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration in England and Wales BR000005; Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. Details about the extent of our authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority are available on request or from https://www.db.com/en/content/eu_disclosures_uk.htm.

1.	The definition of “Number of Shares” in the “General Terms” section of the Confirmation is hereby amended by replacing the number “22,500,000” with the number “30,000,000.”

2.	The definition of “Share Cap” in the “General Terms” section of the Confirmation is hereby amended by replacing the number “45,000,000” with the number “60,000,000.”

3.
The first paragraph of the “Effectiveness; Underwriting Agreement; Interpretive Letter” section of the Confirmation is hereby amended by replacing the phrase “(the “Underwriting Agreement”)” with the phrase “(as amended, the “Underwriting Agreement”).”

4.
Each party hereby reaffirms on the date hereof the representations contained or incorporated by reference in the Confirmation (with any references therein to the “Trade Date” deemed references to the date of this letter agreement).

5.
The Confirmation and this letter agreement constitute the entire agreement and understanding of the parties with respect to their subject matter and terms of the Transaction and supersede all prior or contemporaneous written and oral communication with respect thereto. No amendment, modification or waiver in respect of this letter agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties. This letter agreement may be executed in counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.
The Confirmation, as modified herein, shall continue in full force and effect. All references to the Confirmation in the Confirmation or any document related thereto shall for all purposes constitute references to the Confirmation as amended hereby.

7.
This letter agreement shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

[Signature Pages Follow]

24

Counterparty hereby confirms that the foregoing (in the exact form provided by Deutsche) correctly sets forth the amendment to the terms of the agreement between Deutsche and Counterparty with respect to the Transaction, by manually signing this letter agreement or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Deutsche.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Attorney in Fact

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Attorney in Fact

DEUTSCHE BANK SECURITIES INC.,
acting solely as agent in connection with the Transaction

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Managing Director

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Managing Director

Agreed and Accepted By:
NORTHSTAR REALTY FINANCE CORP.
By: /s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel & Secretary

[Signature Page to Amendment to Registered Forward Transaction Confirmation]